POWER OF ATTORNEY
       Know all by these presents that the undersigned
hereby constitutes and appoints each of Barbara A.
Caulfield, Executive Vice President and General Counsel,
Gregory T. Schiffman, Senior Vice President and Chief
Financial Officer and Mark C. Solakian, Chief Corporate
Counsel as the undersigned's true and lawful attorneys-in-
fact to:
       (1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as a reporting person pursuant
to Section 16 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), and the rules thereunder of Affymetrix, Inc. (the "Company"), Forms 3, 4 and 5 in
accordance with Section 16(a) of the Exchange Act;
       (2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and
Exchange Commission and stock exchange or similar
authority; and
       (3)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of any
of such attorneys-in-fact, may be of benefit to, in the
best interest of, or legally required by, the undersigned,
it being understood that the documents executed by any of
such attorneys-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in such form
and shall contain such terms and conditions as any of such attorneys-in-fact may approve in the discretion of any of such attorneys-in-fact.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or
proper to be done in the exercise of any of the rights and
powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present,
with full power of substitution or revocation, hereby
ratifying and confirming all that any of such attorneys-in-
fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming, nor is
the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Exchange
Act.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings
of and transactions in securities issued by the Company,
unless earlier revoked by the undersigned in a signed
writing delivered to the foregoing attorneys-in-fact.
       IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 27th day of
April, 2006.
Signature: /s/ Thane Kreiner
Name: Thane Kreiner